                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 19, 1998, relating to the financial statements of Perimeter Maintenance Corporation which appear in Group Maintenance America Corp's Form 8-K filed on November 24, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Frazier & Deeter, LLC
Frazier & Deeter, LLC
Atlanta, Georgia
December 27, 1999